UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2024

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in charter)

Florida	001-41392	84-2794274
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of Principal Executive Offices)	(zip code)

(786) 785-5178

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 13, 2023, the Board of Directors of Innovative Eyewear, Inc., (the “Company”) authorized the appointment of Jaoquin Abondano to the position of Chief Operating Officer of the Company, effective as of January 1, 2024.

Below is Joaquin Abondano’s biography:

Joaquin. Abondano, age 40, was the Vice President of E-Commerce and Supply Chain Operations of the Company since January 1, 2023 prior to his promotion to Chief Operating Officer. In this position, he had an instrumental role in driving the Company’s sales on Shopify (an online e-commerce platform) and expanding market presence across Amazon and overseeing significant digital marketing initiatives which have established him as an important part of the senior management team. Prior to joining the Company, Mr. Abondano held the position of Vice President of Product and Logistics, at AMZ Tonal, Inc., a consumer services company, from June 2021 to January 2023, in which position he oversaw the launch of AMZ’s brands on Amazon and the implementation of custom software solutions. Prior to joining AMZ, from January 2009 to June 2021, Mr. Abondano co-founded and maintained a position as Vice President of Product Management at Groovy Toys LLC, a retail toy company, where he oversaw the company’s expansion into the US market, the development of its consumer products, including mobile apps and online games, and the growth of the company’s digital footprint. Mr. Abondano obtained a bachelor’s degree in management finance from Purdue University in 2006.

As compensation for his services, the Company shall pay Mr. Abondano a base salary of $140,000 per year. Mr. Abondano shall also have the right to receive a cash bonus of $30,000 at the end of any fiscal quarter in which the Company achieves $1,000,000 or more in E-commerce revenue. Mr. Abandano was also granted options to purchase 130,000 shares of common stock of the Company. In the event Mr. Abandano’s employment with the Company shall terminate, unless by termination for cause, Mr. Abandano’s options will fully vest and he shall be entitled to receive 15 days salary.

Item 8.01	Other Events.

On January 3, 2024, the Company entered into a multi-year non-exclusive licensing agreement with IngenioSpec LLC, (the “License Agreement”) covering multiple smart eyewear patents. Pursuant to the License Agreement, the Company will add licenses for 46 new patents to its current portfolio of 63 owned and licensed patents and applications.

The Company issued a press release announcing the entrance into the License Agreement, which has been filed as Exhibit 99.1, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 5, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	INNOVATIVE EYEWEAR, INC.

	By:	/s/ Harrison Gross
Harrison Gross
Chief Executive Officer

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